Exhibit 1.4

BRITISH COLUMBIA

NUMBER: **272413**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

CONSOLIDATED MAGNA VENTURES LTD.

has this day changed its name to

SKINNY TECHNOLOGIES INC.

Issued *under my hand at Victoria, British Columbia on January 10, 2002*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA